March 30, 2007

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:  Biofield Corporation Form 12b-25 filed with the Securities and Exchange Commission

To Whom It May Concern:

We have reviewed the Form 12b-25 and the comments made therein with respect to the Company’s inability to file its annual report.

We were engaged on or about March 22, 2007. The time of the engagement would not allow us enough time to complete our audit procedures to be able to provide our audit report on the Company’s financial statements by March 31, 2007. We anticipate that we will be able to provide our report on the Company’s financial statements by April 15th, 2007.

 /s/Jewett, Schwartz, Wolfe and Associates

Jewett, Schwartz, Wolfe and Associates

2514 HOLLYWOOD BOULEVARD, SUITE 508 ● HOLLYWOOD, FLORIDA 33020 ● TELEPHONE (954) 922-5885 ● FAX (954) 922-5957

MEMBER – AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA ●REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC